Exhibit 99.1

The Chefs’ Warehouse Reports Second Quarter 2025 Financial Results
Ridgefield, CT, July 30, 2025 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company” or “Chefs’”), a premier distributor of specialty food products in the United States, the Middle East, and Canada, today reported financial results for its second quarter ended June 27, 2025.

Financial highlights for the second quarter of 2025:

•Net sales increased 8.4% to $1,034.9 million for the second quarter of 2025 from $954.7 million for the second quarter of 2024.
•GAAP net income was $21.2 million, or $0.49 per diluted share, for the second quarter of 2025 compared to $15.5 million, or $0.37 per diluted share, in the second quarter of 2024.
•Adjusted net income per share1 was $0.52 for the second quarter of 2025 compared to $0.40 for the second quarter of 2024.
•Adjusted EBITDA1 was $65.4 million for the second quarter of 2025 compared to $56.2 million for the second quarter of 2024.

“Second quarter business activity displayed typical seasonality as revenue and profitability improved across our network. Our operating divisions, domestic and international, delivered strong unit volume and unique item placement growth and managed pricing effectively while providing our customers with high-quality product and high-value service during the quarter,” said Christopher Pappas, Chairman and Chief Executive of the Company. “I would like to thank all our Chefs’ Warehouse teams, from sales, procurement and operations to all the supporting functions, for their dedication and contribution to a strong second quarter and first-half of 2025. During the second quarter, Chefs’ Warehouse achieved the ’Great Place to Work‘ certification for the fourth consecutive year. We view this certification as recognition of our unique culture and our focus on people as our greatest asset in the dynamic and competitive food-away-from-home industry. All of us at Chefs’ Warehouse recognize and give thanks to our customers and supplier partners. Their support and confidence in our people, quality and diversity of products, and our high-touch, flexible distribution platform continue to drive our company forward.”

Second Quarter Fiscal 2025 Results

Net sales for the second quarter of 2025 increased 8.4% to $1,034.9 million from $954.7 million in the second quarter of 2024. Organic case count increased approximately 3.5% in the Company’s specialty category for the second quarter of 2025 with unique customer and placement increases of 3.6% and 8.7% respectively, compared to the second quarter of 2024. Organic pounds sold in the Company’s center-of-the-plate category decreased approximately 4.0% for the second quarter of 2025 compared to the prior year quarter, primarily due to our exit of a non-core commodity poultry program in fiscal 2025.

Gross profit increased 11.1% to $254.3 million for the second quarter of 2025 from $229.0 million for the second quarter of 2024. The increase in gross profit dollars was primarily a result of increased sales and price inflation. Gross profit margins increased approximately 59 basis points to 24.6%. Gross profit margins increased 59 basis points in the Company’s specialty category and increased 56 basis points in the center-of-the-plate category.

Selling, general and administrative expenses increased by approximately 9.7% to $213.8 million for the second quarter of 2025 from $194.8 million for the second quarter of 2024. The increase was primarily due to higher costs associated with compensation and benefits to support sales growth, higher depreciation driven by facility and fleet investments and higher self-insurance costs. As a percentage of net sales, selling, general and administrative expenses were 20.7% in the second quarter of 2025 compared to 20.4% in the second quarter of 2024.
1EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share to these measures’ most directly comparable GAAP measure.

Operating income for the second quarter of 2025 was $40.2 million compared to $33.9 million for the second quarter of 2024. The increase in operating income was driven primarily by higher gross profit, partially offset by higher selling, general and administrative expenses, as discussed above. As a percentage of net sales, operating income was 3.9% in the second quarter of 2025 as compared to 3.6% in the second quarter of 2024.

The Company’s effective tax rate was 28.0% and 30.0% for the second quarters of 2025 and 2024, respectively.

Net income for the second quarter of 2025 was $21.2 million, or $0.49 per diluted share, compared to $15.5 million, or $0.37 per diluted share, for the second quarter of 2024.

Adjusted EBITDA1 was $65.4 million for the second quarter of 2025 compared to $56.2 million for the second quarter of 2024. For the second quarter of 2025, adjusted net income1 was $22.5 million, or $0.52 per diluted share compared to adjusted net income of $17.0 million, or $0.40 per diluted share for the second quarter of 2024.

2025 Guidance

We are providing fiscal 2025 full year financial guidance as follows:

•Net sales in the range of $4.0 billion to $4.06 billion,
•Gross profit to be between $964 million and $979 million and
•Adjusted EBITDA to be between $240 million and $250 million.

Second Quarter 2025 Earnings Conference Call

The Company will host a conference call to discuss second quarter 2025 financial results today at 8:30 a.m. EDT. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com. An online archive of the webcast will be available on the Company’s investor relations website.

Non-GAAP Financial Measures

We present EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share, as well as forecasted EBITDA and adjusted EBITDA ranges, which are not measurements determined in accordance with the U.S. Generally Accepted Accounting Principles (“GAAP”), because we believe these measures provide additional metrics to evaluate our operations and our forecasted results and which we believe, when considered with both our GAAP results and the reconciliation to net income and net income available to common shareholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share as performance measures permits a comparative assessment of our operating performance relative to our GAAP performance while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

1EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share to these measures’ most directly comparable GAAP measure.

Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share to these measures’ most directly comparable GAAP measure.

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to the following: our success depends to a significant extent upon general economic conditions, including disposable income levels and changes in consumer discretionary spending; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition; changes in our credit profile and any effect they may have on our relationships with suppliers; the effects of rising costs for and/or decreases in supply of commodities, ingredients, packaging, other raw materials, distribution and labor; price reductions by our manufacturers of products that we sell which could cause the value of our inventory to decline or our customers to demand lower sales prices; fuel cost volatility and its impact on distribution, packaging and energy costs; our continued ability to promote our brand successfully, to anticipate and respond to new customer demands, and to develop new products and markets to compete effectively; our ability and the ability of our supply chain partners to continue to operate distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; risks associated with the expansion of our business; our possible inability to identify new acquisitions or to integrate recent or future acquisitions, or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that customers could lose confidence in the safety and quality of certain food products; new information or attitudes regarding diet and health or adverse opinions about the health effects of the products we distribute; dependence on independent certifications for products; changes in disposable income levels and consumer purchasing habits; competitors’ pricing practices and promotional spending levels; fluctuations in the level of our customers’ inventories and credit and other related business risks; and the risks associated with third-party suppliers, including the risk that any failure by one or more of our third-party suppliers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain products or injure our reputation; our ability to recruit and retain senior management and a highly skilled and diverse workforce; unanticipated expenses, including, without limitation, litigation or legal settlement expenses, adverse judgments, or impairment charges; the cost and adequacy of our insurance policies; the impact and effects of public health crises, pandemics and epidemics and the adverse impact thereof on our business, financial condition, and results of operations; economic and other developments, or events, including adverse weather conditions, in the culinary markets in which we operate; information technology system failures, cybersecurity incidents, or other disruptions to our use of technology and networks; our ability to realize the benefits we anticipate from investments in information technology; our ability to protect our intellectual property; significant governmental regulation and any potential failure to comply with such regulations; changing rules, public disclosure regulations and stakeholder expectations on ESG-related matters; federal, state, provincial and local tax rules in the United States and the foreign countries in which we operate, including tax reform and legislation; climate change, or the legal, regulatory or market measures being implemented to address climate change; the concentration of ownership among our existing executive officers, directors and their affiliates which may prevent new investors from influencing significant corporate decisions; risks relating to our substantial indebtedness; our ability to raise additional capital and/or obtain debt or other financing, on commercially reasonable terms or at all; our ability to meet future cash requirements, including the ability to access financial markets effectively and maintain sufficient liquidity; the effects of currency movements in the jurisdictions in which we operate as compared to the U.S. dollar; and the effects of international trade disputes, tariffs, quotas and other import or export restrictions on our international procurement, sales and operations. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information until required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States, the Middle East and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 88,000 products to more than 50,000 customer locations throughout the United States, the Middle East and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net sales	$1,034,906	$954,704	$1,985,654	$1,829,192
Cost of sales	780,567	725,702	1,505,320	1,390,754
Gross profit	254,339	229,002	480,334	438,438

Selling, general and administrative expenses	213,750	194,834	416,513	385,155
Other operating expenses, net	373	301	870	3,413
Operating income	40,216	33,867	62,951	49,870

Interest expense	10,715	11,690	20,968	24,934
Income before income taxes	29,501	22,177	41,983	24,936

Provision for income tax expense	8,260	6,653	10,454	7,481

Net income	$21,241	$15,524	$31,529	$17,455

Net income per share:
Basic	$0.55	$0.41	$0.81	$0.46
Diluted	$0.49	$0.37	$0.74	$0.44

Numerator:
Net income	$21,241	$15,524	$31,529	$17,455
Add effect of dilutive securities:
Interest on convertible notes, net of tax	1,226	1,322	2,451	2,628
Net income available to common shareholders	$22,467	$16,846	$33,980	$20,083
Denominator:
Weighted average basic common shares outstanding	38,883,019	37,924,931	38,788,843	37,871,080
Dilutive effect of unvested common shares, stock options and warrants	653,138	629,980	771,883	695,164
Dilutive effect of convertible notes	6,494,970	7,392,817	6,494,970	7,392,817
Weighted average diluted common shares outstanding	46,031,127	45,947,728	46,055,696	45,959,061

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 27, 2025 AND DECEMBER 27, 2024
(unaudited; in thousands)

	June 27, 2025	December 27, 2024
Cash and cash equivalents	$96,866	$114,655
Accounts receivable, net	350,753	366,311
Inventories	367,905	316,014
Prepaid expenses and other current assets	67,923	71,063
Total current assets	883,447	868,043

Property and equipment, net	310,792	275,781
Operating lease right-of-use assets	201,459	191,423
Goodwill	356,537	356,298
Intangible assets, net	148,351	160,383
Other assets	6,668	6,763
Total assets	$1,907,254	$1,858,691

Accounts payable	$278,896	$266,775
Accrued liabilities	72,950	68,538
Short-term operating lease liabilities	22,050	21,965
Accrued compensation	46,901	50,078
Current portion of long-term debt	19,074	18,040
Total current liabilities	439,871	425,396

Long-term debt, net of current portion	690,223	688,744
Operating lease liabilities	198,695	187,079
Deferred taxes, net	16,936	15,891
Other liabilities	3,811	3,935
Total liabilities	1,349,536	1,321,045

Common stock	407	402
Additional paid in capital	395,078	399,111
Accumulated other comprehensive loss	(2,788)	(3,807)
Retained earnings	165,021	141,940
Stockholders’ equity	557,718	537,646

Total liabilities and stockholders’ equity	$1,907,254	$1,858,691

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Twenty-Six Weeks Ended
	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net income	$31,529	$17,455

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,332	18,771
Amortization of intangible assets	12,103	12,342
Provision for allowance for credit losses	6,603	6,097
Deferred income tax provision	1,111	3,003
Loss on debt extinguishment	—	366
Stock compensation	9,629	8,754
Change in fair value of contingent earn-out liabilities	—	(615)
Non-cash interest and other operating activities	3,552	2,747
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	9,279	4,269
Inventories	(51,410)	(25,431)
Prepaid expenses and other current assets	2,000	(3,368)
Accounts payable, accrued liabilities and accrued compensation	14,685	17,812
Other assets and liabilities	(344)	(1,976)
Net cash provided by operating activities	64,069	60,226

Cash flows from investing activities:
Capital expenditures	(22,325)	(33,123)
Cash paid for acquisitions	—	(315)
Net cash used in investing activities	(22,325)	(33,438)

Cash flows from financing activities:
Payment of debt and other financing obligations	(11,500)	(14,500)
Payment of finance leases	(6,506)	(3,839)
Common stock repurchases	(10,003)	(10,004)
Surrender of shares to pay withholding taxes	(11,636)	(7,283)
Cash paid for contingent earn-out liabilities	—	(3,550)
Borrowings under asset-based loan and revolving credit facilities	—	813
Payments under asset-based loan facility	(20,000)	—
Net cash used in financing activities	(59,645)	(38,363)

Effect of foreign currency translation on cash and cash equivalents	112	37

Net change in cash and cash equivalents	(17,789)	(11,538)
Cash and cash equivalents at beginning of period	114,655	49,878
Cash and cash equivalents at end of period	$96,866	$38,340

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(unaudited; in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net income	$21,241	$15,524	$31,529	$17,455
Interest expense	10,715	11,690	20,968	24,934
Depreciation and amortization	13,088	9,537	25,332	18,771
Amortization of intangible assets	6,009	6,171	12,103	12,342
Provision for income tax expense	8,260	6,653	10,454	7,481
EBITDA (1)	59,313	49,575	100,386	80,983

Adjustments:
Stock compensation (2)	4,866	4,555	9,629	8,754
Other operating expenses, net (3)	373	301	870	3,413
Duplicate rent (4)	765	1,082	1,718	2,444
Moving expenses (5)	130	667	327	746

Adjusted EBITDA (1)	$65,447	$56,180	$112,930	$96,340

1.See the “Non-GAAP Financial Measures” section of the press release.
2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.
4.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.
5.Represents moving expenses for the consolidation and expansion of several of our distribution facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND
ADJUSTED NET INCOME PER SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net income	$21,241	$15,524	$31,529	$17,455
Adjustments to reconcile net income to adjusted net income (1):
Other operating expenses, net (2)	373	301	870	3,413
Duplicate rent (3)	765	1,082	1,718	2,444
Moving expenses (4)	130	667	327	746
Debt modification and extinguishment expenses (5)	525	77	525	1,141
Tax effect of adjustments (6)	(502)	(638)	(2,264)	(2,323)

Total adjustments	1,291	1,489	1,176	5,421

Adjusted net income (1)	$22,532	$17,013	$32,705	$22,876

Diluted adjusted net income per common share (1)	$0.52	$0.40	$0.76	$0.55

Numerator:
Adjusted net income (1)	$22,532	$17,013	$32,705	$22,876
Add effect of dilutive securities:
Interest on convertible notes, net of tax	1,226	1,322	2,451	2,628
Adjusted net income available to common shareholders	$23,758	$18,335	$35,156	$25,504
Denominator:
Weighted average basic common shares outstanding	38,883,019	37,924,931	38,788,843	37,871,080
Dilutive effect of unvested common shares, stock options and warrants	653,138	629,980	771,883	695,164
Dilutive effect of convertible notes	6,494,970	7,392,817	6,494,970	7,392,817
Weighted average diluted common shares outstanding	46,031,127	45,947,728	46,055,696	45,959,061

1.See the “Non-GAAP Financial Measures” section of the press release.

2.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents moving expenses for the consolidation and expansion of several of our distribution facilities.

5.Represents debt modification costs, extinguishment costs and interest expense related to the write-off of certain deferred financing fees related to our credit agreements.

6.Represents the adjustments to the tax provision values to a normalized annual effective tax rate on adjusted pretax earnings to 28.0% and 30.0% for the second quarters of 2025 and 2024 and year-to-date periods of 2025 and 2024, respectively.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2025
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net income:	$75,500	$77,500
Provision for income tax expense	28,000	30,000
Depreciation and amortization	74,000	76,000
Interest expense	42,000	44,000
EBITDA (1)	219,500	227,500

Adjustments:
Stock compensation (2)	17,500	18,500
Duplicate rent (3)	2,000	2,500
Other operating expenses (4)	1,000	1,500
Adjusted EBITDA (1)	$240,000	$250,000

1.See the “Non-GAAP Financial Measures” section of the press release.

2.Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.Represents rent and occupancy costs expected to be incurred in connection with our facility consolidations while we are unable to use those facilities.

4.Represents non-cash changes in the fair value of contingent earn-out liabilities related to our acquisitions, non-cash charges related to asset disposals, asset impairments, including intangible asset impairment charges, certain third-party deal costs incurred in connection with our acquisitions or financing arrangements and certain other costs.